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                                                                   EXHIBIT 10(f)


                             CONTRIBUTION AGREEMENT

     CONTRIBUTION AGREEMENT ("Agreement"), dated as of November 1, 1995 among Met International, Inc., a Delaware corporation ("Met International"), MetProductions, Inc., a Delaware corporation ("MetProductions"), and The Actava Group Inc., a Delaware corporation ("Actava").

     WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 27, 1995 (the "Merger Agreement"), among Actava, Orion Pictures Corporation, a Delaware corporation ("Orion"), MCEG Sterling Incorporated, a Delaware corporation ("Sterling"), Metromedia International Telecommunications, Inc., a Delaware corporation ("MITI"), OPC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Actava ("OPC Mergerco"), and MITI Merger Corp., a Delaware corporation and a wholly owned subsidiary of Actava ("MITI Mergerco"), each of Actava, Orion, Sterling, MITI, OPC Mergerco and MITI Mergerco have agreed that (i) Orion will merge with and into OPC Mergerco (the "Orion Merger"), with OPC Mergerco being the surviving corporation of the Orion Merger, (ii) Sterling will merge with and into Actava (the "Sterling Merger"), with Actava being the surviving corporation (the "Surviving Corporation") of the Sterling Merger and (iii) MITI will merge with and into MITI Mergerco (the "MITI Merger" and together with the Orion Merger and the Sterling Merger, the "Mergers"), with MITI Mergerco being the surviving corporation of the MITI Merger;

     WHEREAS, pursuant to Section 12.3.10 of the Merger Agreement, it is a condition (the "Section 12.3.10 Condition") to the consummation of the Orion Merger that all of the MetProductions Indebtedness (as defined in the Merger Agreement) and the MII Indebtedness (as defined in the Merger Agreement) will be either refinanced or repaid in full or contributed, assigned or conveyed to the Surviving Corporation in exchange for shares of common stock of the Surviving Corporation, par value $1.00 per share (the "Common Stock");

     WHEREAS, if the Section 12.3.10 Condition is to be satisfied by the contribution, assignment or conveyance of the MetProductions Indebtedness and/or the MII Indebtedness in exchange for shares of Common Stock, MetProductions or Met International, as the case may be, will contribute, assign or convey to the Surviving Corporation the MetProductions Indebtedness and/or the MII Indebtedness, as the case may be, in exchange for shares of Common Stock in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          CONTRIBUTION OF INDEBTEDNESS

     1.1  Contribution of Indebtedness and Issuance of Stock.  If the Section
12.3.10 Condition is to be satisfied by the contribution, assignment or conveyance of the MII Indebtedness and/or the MetProductions Indebtedness in exchange for shares of Common Stock, MetProductions or Met International, as the case may be, will execute all necessary documentation and take all necessary action in order to contribute, assign or convey to the Surviving Corporation such MetProductions Indebtedness and/or MII Indebtedness, as the case may be, and (b) in exchange therefor, the Surviving Corporation shall issue (i) to MetProductions, a certificate or certificates registered in the name of MetProductions, or any permitted assignee of MetProductions, representing a number of shares of Common Stock equal to the product of (A) the quotient of (I) the aggregate amount of such MetProductions Indebtedness as of the Effective Time (as defined in the Merger Agreement) divided by (II) 6, multiplied by (B) the Orion Exchange Ratio (as defined in the Merger Agreement), and/or (ii) to Met International, a certificate or certificates registered in the name of Met International, or any permitted assignee of Met International, representing a number of shares of Common Stock equal to the product of (A) the quotient of (I) the aggregate amount of such MII Indebtedness as of

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the Effective Time divided by (II) the quotient of (a) 100,000,000 divided by
(b) the number of shares of MITI Common Stock (as defined in the Merger Agreement) outstanding as of the Determination Date (as defined in the Merger Agreement), multiplied by (B) the MITI Exchange Ratio.

     If MetProductions and/or Met International does contribute, assign or convey to the Surviving Corporation the MetProductions Indebtedness or the MII Indebtedness in the manner described above, for purposes of this Agreement, such contribution, assignment or conveyance shall be referred to herein as the "Contribution" and MetProductions and/or Met International, as the case may be, shall be referred to as a "Metromedia Holder."

     1.2 Closing of the Contribution. The closing of such Contribution (the "Contribution Closing") shall take place at the Effective Time (as such term is defined in the Merger Agreement) of the Mergers at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019.

     1.3 Deliveries at the Closing: At the Closing, Actava shall deliver to the Metromedia Holders the following:

          (a) certificates for a number of duly authorized shares of Common Stock determined in accordance with Section 1.1 hereof registered in such name(s) as the Metromedia Holders shall direct; and

          (b) an opinion of counsel to Actava in the form of Exhibit 1.3 hereto.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Actava Representations and Warranties. Actava represents and warrants to Met International and MetProductions that:

          (a) Organization and Good Standing. Actava and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Actava and each of its material subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets, condition (financial or otherwise) or the results of operations of Actava and its material subsidiaries, taken as a whole.

          (b) Authorization; Binding Agreement. Actava has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement (as defined below) and to consummate the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by Actava, and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding agreement of Actava, enforceable against Actava in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          (c) Actava is not required to obtain any consent, approval, waiver, authorization or order of, or filing or registration with, any court or governmental agency or other party for the execution and delivery by Actava of this Agreement or the Registration Rights Agreement and the performance by Actava of this Agreement or the Registration Rights Agreement and the transactions contemplated hereby or thereby.

          (d) All shares of Common Stock to be issued hereunder to the Metromedia Holders shall be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

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          (e) All shares of Common Stock to be issued hereunder shall be authorized for listing upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery or shall be authorized for quotation, prior to such delivery, on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), if the shares of Common Stock are quoted at such time on NASDAQ.

     Section 2.2 Metromedia Holders' Representations and Warranties. The Metromedia Holders represent and warrant to Actava that:

          (a) Each Metromedia Holder has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each of the Metromedia Holders and constitutes the legal, valid and binding obligation of each of the Metromedia Holders, enforceable against the Metromedia Holders in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity regarding the availability of remedies.

          (b) Except for the consents listed on Schedule 2.2, no consent, approval, waiver, authorization or order of, or filing or registration with, any court or governmental agency or other party is required to be obtained by any of the Metromedia Holders for the execution and delivery by the Metromedia Holders of this Agreement and the performance by the Metromedia Holders of this Agreement and the transactions contemplated hereby.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1 Assignment. The Metromedia Holders may assign all or part of their rights hereunder to one or more of their Affiliates (as such term is defined pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

     Section 3.2 Amendments. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written instrument among Actava and each of the Metromedia Holders, at any time prior to the Contribution Closing with respect to any of the terms contained herein.

     Section 3.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 3.4 Headings. The parties to this Agreement agree that the Article and Section headings have been prepared for convenience only and are not part of this Agreement and shall not be taken as an interpretation of any provision of this Agreement.

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     Section 3.5  Notices.  All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid or telecopied or facsimile transmission and confirmed by first-class mail, and addressed in each case as follows:

          (a) If to Actava:

                 The Actava Group Inc.
             945 East Paces Ferry Road,
             Suite 2210
             Atlanta, GA 30326
             Attention:  General Counsel
             Telecopy:  (404) 233-6865

          (b) If to the Metromedia Holders:

                 c/o Metromedia Company
             One Metromedia Plaza
             East Rutherford, New Jersey 07073
             Attention:  General Counsel
             Telecopy:  (201) 531-2803

Any of the foregoing persons may change its address or telecopier number for notices hereunder by giving notice of such change to the other persons. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address or telecopier number of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

     Section 3.6 Remedies. Each Metromedia Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Actava agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     Section 3.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CHOICE-OF-LAW PRINCIPLES.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                                          MET INTERNATIONAL, INC.

                                          By:     /s/  ARNOLD L. WADLER
                                             --------------------------
                                            Name: Arnold L. Wadler
                                            Title: Senior Vice President


                                          METPRODUCTIONS, INC.

                                          By:     /s/  ARNOLD L. WADLER
                                             --------------------------
                                            Name: Arnold L. Wadler
                                            Title: Senior Vice President


                                          THE ACTAVA GROUP INC.

                                          By:      /s/  WALTER M. GRANT
                                             --------------------------
                                            Name: Walter M. Grant
                                            Title: Senior Vice President,
                                                   General
                                                  Counsel and Secretary

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                                                                    SCHEDULE 2.2

     Consent of The Actava Group Inc. pursuant to a Credit Agreement, dated as of October 11, 1995 among Metromedia Company, a Delaware general partnership, and The Actava Group Inc., as amended.

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                                                                     EXHIBIT 1.3

                          OPINION OF COUNSEL TO ACTAVA

     Opinion of Long, Aldridge & Norman, Counsel to Actava, shall cover the following matters, subject to customary exceptions and limitations:

          1. Each of Actava, OPC Mergerco and MITI Mergerco (collectively, the "Corporations") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. Each of the Corporations has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the Contribution Agreement and the Registration Rights Agreement (collectively, the "Agreements"), as appropriate, and the execution, delivery and performance (including consummation of each of the Mergers) of the Agreements by the Corporations have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of the Corporations, as appropriate. Each of the Agreements has been duly executed and delivered by the Corporations, as appropriate, and constitutes the legal, valid and binding obligation of the Corporations, enforceable against the Corporations in accordance with its terms.

          3. The execution, delivery and performance by the Corporations of the Agreements do not violate or result in a breach of or default under (i) any provision of the certificate of incorporation or by-laws of the Corporations, as appropriate, or any law or regulation of the State of Georgia or the United States or any provision of the General Corporation Law of the State of Delaware, (ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon any of the Corporations or to which any of the Corporations is subject, or (iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which any of the Corporations is a party or to which any of the Corporations is bound.

          4. Upon the filing of the Orion Certificate of Merger, the Sterling Certificate of Merger and the MITI Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 1.2 of the Merger Agreement, each of the Mergers will be effective in accordance with the terms of the Orion Certificate of Merger, the Sterling Certificate of Merger and the MITI Certificate of Merger, as appropriate.

          5. The shares of Common Stock when issued by Actava pursuant to the terms of the Merger Agreement and the Contribution Agreement will constitute validly issued, fully paid and non-assessable shares of stock of Actava.

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